UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2011

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)
_______________

Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices) (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On July 18, 2011, the Board of Directors of The Clorox Company (the “Company”), a Delaware corporation, declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $1.00 per share. The dividend is payable on July 28, 2011 to the stockholders of record on July 28, 2011.

The Board of Directors has adopted a rights agreement (the “Rights Agreement”) to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, the Rights Agreement works by imposing a significant penalty upon any person or group that acquires 10% or more of the outstanding common stock of the Company without the approval of the Board of Directors. The Rights Agreement should not interfere with any merger or other business combination approved by the Board of Directors.

A summary of the terms of the Rights Agreement follows. This description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed as an exhibit to this Form 8-K. A copy of the agreement is available free of charge from the Company.

The Rights. The Rights will initially trade with, and will be inseparable from, the common stock. The Rights are evidenced only by certificates that represent shares of common stock. New Rights will accompany any new shares of common stock the Company issues after July 28, 2011 until the Distribution Date described below.

Exercise Price. Each Right will allow its holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock (a “Preferred Share”) for $350 (the “Exercise Price”), once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 10% or more of the outstanding common stock.

Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act — are treated as beneficial ownership of the number of shares of the Company’s common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the Company’s common stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Plan are excepted from such imputed beneficial ownership.

The date when the Rights become exercisable is the “Distribution Date.” Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.
  Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $350, purchase shares of the Company common stock with a market value of $700, based on the market price of the common stock prior to such acquisition.

  Flip Over. If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for $350, purchase shares of the acquiring corporation with a market value of $700, based on the market price of the acquiring corporation’s stock prior to such transaction.

  Notional Shares. Shares held by Affiliates and Associates of an Acquiring Person, and Notional Shares held by counterparties to a Derivatives Contract with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.
Preferred Share Provisions.

Each one one-thousandth of a Preferred Share, if issued:
  will not be redeemable.

  will entitle its holder to quarterly dividend payments of $0.001, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

  will entitle its holder upon liquidation either to receive $1.00 or an amount equal to the payment made on one share of common stock, whichever is greater.

  will have the same voting power as one share of common stock.

  if shares of the common stock of the Company are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.
The value of one one-hundredth interest in a Preferred Share should approximate the value of one share of common stock.

Expiration. The Rights will expire on July 16, 2012.

Redemption. The Board of Directors may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if the Company has a stock split or stock dividends of its common stock.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding common stock of the Company, the Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions. The Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board may not amend the agreement in a way that adversely affects holders of the Rights.

The Rights Agreement, dated as of July 18, 2011, between the Company and Computershare Trust Company, N.A., as Rights Agent, specifying the terms of the Rights is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

Item 5.03. Material Modification to Rights of Security Holders.

In connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the Board of Directors approved the Certificate of Designations establishing the Preferred Shares and the rights, preferences and privileges thereof. The Certificate of Designations was filed with the Secretary of State of the State of Delaware on July 19, 2011. The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 8.01. Other Events.

On July 18, 2011, the Company issued a press release relating to the adoption of the Rights Agreement and the declaration of the Rights dividends. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)		Exhibits.

	3.1	Certificate of Designations for The Clorox Company Series A Junior Participating Preferred Stock.

	4.1	Rights Agreement, dated as of July 18, 2011, between The Clorox Company and Computershare Trust Company, N.A., which includes the form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

	99.1	Press Release dated July 18, 2011 of The Clorox Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: July 19, 2011	By:	/s/ Laura Stein
Senior Vice President –
General Counsel

THE CLOROX COMPANY

FORM 8-K

INDEX TO EXHIBITS

3.1	Certificate of Designations for The Clorox Company Series A Junior Participating Preferred Stock.

4.1	Rights Agreement, dated as of July 18, 2011, between The Clorox Company and Computershare Trust Company, N.A., which includes the form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Press Release dated July 18, 2011 of The Clorox Company.